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                                                                      Exhibit 10

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 23 to Registration Statement No. 2-74584 on Form N-1A of our report dated December 10, 2001 appearing in the October 31, 2001 Annual Report of Merrill Lynch Retirement Reserves Money Fund of Merrill Lynch Retirement Series Trust, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 20, 2002